                                                                EXHIBIT 21.1


                                    Place of          Percentage of
Name                                Incorporation     Equity Interest Held
----                                -------------     --------------------
Allrich Holdings Limited            Hong Kong         100%

China Pacific Capital Limited       The British       100%
                                    Virgin Islands

China Pacific Management Limited    The British       100%
                                    Virgin Islands

China Pacific Corporation Limited   Hong Kong         100%

China Pacific Steel Limited         The British       100%
                                    Virgin Islands

Chengdu Chengkang Iron and
   Steel Company Limited (PRC)      The Peoples'       60%
                                    Republic of China

Chengdu Chengkang Iron and          The British        60%
   Steel (BUD) Limited              Virgin Islands

Chi Kiu Company, Limited            Hong Kong         100%

Expert Fame Limited                 Hong Kong         100%

Lafayette Services Limited          The British       100%
                                    Virgin Islands

Powerich Property Limited           Hong Kong         100%